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                                                                 Exhibit 10.03

                     AMENDED AND RESTATED LEASE AGREEMENT



     THIS AMENDED AND RESTATED LEASE AGREEMENT (the "LEASE") is made and entered into as of December __, 1995, by and between Grandchildren's Realty Alternative Management Program I Limited Partnership, a Minnesota limited partnership ("LANDLORD"), and LaserMaster Corporation, a Minnesota corporation ("TENANT").

                                   RECITALS:

     A.  Landlord is the owner of the Project (as hereinafter defined).

     B. Tenant and Landlord's predecessors in interest are parties to that certain Building Lease dated April 3, 1987, as amended (the "ORIGINAL LEASE").

     C. Landlord and Tenant desire to amend and restate the Original Lease in its entirety.

     D. Tenant desires to lease from Landlord and Landlord desires to lease to Tenant the Premises (as hereinafter defined), subject to and in accordance with the terms and conditions set forth herein.

                                  AGREEMENTS:

     NOW, THEREFORE, for good, fair and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby covenant and agree to amend and restate the Original Lease in its entirety as follows as of the Commencement Date (as hereinafter defined):

                                  ARTICLE 1.
                                  DEFINITIONS

     The following words and terms shall have the following meanings ascribed to them:

     1.1.  "ACCELERATED AMOUNT" shall have the meaning ascribed to such term in
Section 11.2(a) hereof.

     1.2. "ADDITIONAL PREMISES" shall mean those portions of the Project depicted as such on Exhibit "C" attached hereto, consisting of 24,501 square feet.

     1.3. "ADDITIONAL PREMISES LEASES" shall mean any current lease or occupancy agreement to which Landlord is a party with respect to any portion of the Additional Premises.
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     1.4.  "ADDITIONAL RENT" shall mean all costs, expenses, charges and other amounts owed by Tenant to Landlord hereunder, other than Base Rent. Additional Rent shall include Tenant's Share of Impositions and Operating Expenses, as well as any cost incurred by Landlord in fulfilling Tenant's obligations hereunder. Additional Rent shall be due and payable on the earlier of the date Landlord advances funds or demand, unless specifically provided to the contrary in this Lease.

     1.5. "AWARD" shall have the meaning ascribed to such term in Section 10.1 hereof.

     1.6. "BANKRUPTCY CODE" shall mean the United States Bankruptcy Code, as amended.

     1.7.  "BASE RENT" shall have the meaning ascribed to such term in Section
3.1 hereof.

     1.8.  "COMMENCEMENT DATE" shall mean January 1, 1996.

     1.9. "COMMON AREAS" shall mean, to the extent applicable, all parking areas, driveways, entrances, exits, loading docks, pick-up stations, sidewalks, ramps, landscaped areas, exterior stairways, public elevators, escalators, hallways, lobbies, and other areas and improvements provided by Landlord for the common use of tenants of the Project, the guests, customers, and employees of tenants of the Project, and all other portions of the Project that are not leased to Tenant or other tenants of the Project or otherwise leasable, including mechanical rooms and bathrooms available to more than one tenant.

     1.10. "DEFAULT" shall mean an event which but for the giving of notice or passing of time, or both, would constitute an Event of Default hereunder.

     1.11. "DEFAULT RATE" shall mean the annual rate of interest of eighteen percent (18%), or such lesser amount as may be the maximum amount permitted by applicable law. In the event that Rent is not paid when due, the amount of Rent not so paid shall bear interest at the Default Rate from the date due until the date paid.

     1.12.  "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Section 2.6 hereof.

     1.13. "ENVIRONMENTAL REGULATION(S)" means any law, rule, regulation or permit relating to the environment, human health or safety now existing or hereafter enacted.

     1.14.  "EVENT OF DEFAULT" shall have the meaning ascribed to such term in
Section 11.1 hereof.

     1.15. "EXCESS CASH AVAILABILITY" shall mean for the applicable period cash on hand plus cash available and permitted to be drawn under any existing credit facility during such period less the sum (without duplication) of (i) the provision for income taxes for such period for the proposed subtenant and its subsidiaries, (ii) accrued expenses and charges for such period for

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the proposed subtenant and its subsidiaries, and (iii) capital expenditures by the proposed subtenant and its subsidiaries during such period.

     1.16. "FINANCIAL TEST" shall mean either (a) the proposed subtenant shall have total stockholder equity of not less than $45 million and Excess Cash Availability of not less than $15 million (all as determined by Landlord in accordance with GAAP), or (b) for eight (8) consecutive fiscal quarters preceding the effective date of a proposed sublease the proposed subtenant shall have all of the following (as determined by Landlord in accordance with GAAP):
(i) Excess Cash Availability of not less than $4 million, and (ii) pre-tax net income of not less than $1 million (accounting for inventory on a first in - first out basis).

     1.17. "GAAP" shall mean generally accepted accounting principles as in effect in the United States on the Commencement Date applied on a consistent basis.

     1.18. "GOVERNMENTAL AUTHORITY" means any federal, state, or local governmental body including elected bodies, departments, agencies, commissions, boards or instrumentalities having or purporting to have jurisdiction over Landlord, Tenant, the Project, the Premises or the business conducted or to be conducted from the Project or the Premises.

     1.19. "HAZARDOUS SUBSTANCES" means any substance, pollutant or contaminant, as those terms are now or hereafter defined in any Environmental Regulation, and specifically includes, but is not limited to, asbestos, asbestos-containing materials, petroleum, or petroleum-based products, formaldehyde, and polychlorinated biphenyls.

     1.20. "IMPOSITIONS" shall mean all taxes of every kind and nature imposed upon or assessed of or against Landlord with respect to the Project, Tenant or any portion of the Project or interest therein, all charges for any easement or agreement maintained for the benefit of any portion of the Project, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges, levies or taxes, whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed of or against Landlord with respect to the Project, Tenant or any portion of the Project or interest therein, together with any penalties or interest on any of the foregoing to the extent Tenant has not provided Landlord with funds with respect to the payment of such taxes and charges under Section 3.2(a) hereof.

     1.21. "IMPROVEMENTS" shall mean all buildings, structures and improvements now located or hereafter constructed on the Land and all fixtures and equipment attached to, forming a part of and necessary for the operation of such buildings, structures and improvements.

     1.22.  "INSURED CASUALTY" shall have the meaning ascribed to such term in
Article 9 hereof.

     1.23. "LAND" shall mean that certain real property located in Hennepin County, Minnesota and legally described on Exhibit A attached hereto, together with all easements and rights benefitting or appurtenant to such real property.

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     1.24.  "LANDLORD" shall mean Grandchildren's Realty Alternative Management
Program I Limited Partnership, a Minnesota limited partnership, and its successors and assigns.

     1.25. "LEASE TERM" shall mean the period from the Commencement Date through and including December 31, 2011.

     1.26. "LEASE YEAR" shall mean a full calendar year, provided that the last Lease Year shall be determined in accordance with Section 2.5 hereof.

     1.27. "LEGAL REQUIREMENTS" shall mean all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements pertaining to the Premises including any applicable insurance, environmental, zoning or building, use and land use laws, ordinances, rules or regulations and all covenants, restrictions and conditions now or hereafter of record which may be applicable to any of the Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, construction, repair or reconstruction of any of the Premises.

     1.28. "OPERATING EXPENSES" shall mean all costs and expenses of owning, operating, maintaining, repairing, restoring and replacing all or any portion of the Project. Operating Expenses shall include all costs and expenses of protecting, operating, managing the Project (including attorneys' and other professional fees, except those related to negotiation or enforcement of leases), repairing, repaving, lighting, cleaning, painting, striping, insuring, removing of snow, ice and debris, police protection, security and security patrol, fire protection, regulating traffic, inspecting, repairing and maintaining of machinery and equipment used in the operation of the Common Areas, including heating, ventilating and air conditioning machinery and equipment, depreciation of machinery and equipment providing heating, ventilating and air conditioning for the interior Common Areas, cost and expense of inspecting, maintaining, repairing and replacing storm and sanitary drainage systems, sprinkler and other fire protection systems, electrical, gas, water, telephone and irrigation systems, cost and expense of maintaining, repairing and replacing the Project and the exterior of the buildings in the Project, including, but not limited to floors, roofs, skylights, elevators, walls, stairs and signs, cost and expense of installing, maintaining and repairing burglar or fire alarm systems, if installed, cost and expense of landscaping and shrubbery, expense of utilities, property management, administrative and overhead costs. The following shall not be included in Operating Expenses: (a) interest or payments on any financing for the Project; (b) any expenses resulting from the negligence of the Landlord, its agents or employees; (c) any items for which Landlord is reimbursed by insurance; (d) the cost of providing improvements within or services to or allowances for the benefit of the premises and for the individual use of any other tenants in the Project at any time (as distinguished from tenants generally); (e) any other cost or expense otherwise paid by Tenant under the Lease; (f) leasing commissions; (g) property management fees in an amount in excess of five percent (5%) of Rent in the case of a property manager which is not affiliated with Landlord and an amount in excess of three percent (3%) of Rent in the case of a property manager which is affiliated with Landlord; and (h) fines and penalties incurred other than as a result of a Default.

     1.29. "ORIGINAL LEASE" shall have the meaning ascribed to such term in Recital B

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hereof.

     1.30. "PERMITTED USE" shall mean the use of the Premises as an office, warehouse and light manufacturing facility in compliance with all Legal Requirements and the terms and conditions of this Lease.

     1.31. "PREMISES" shall mean that portion of the Project depicted as such on Exhibit "C" attached hereto, consisting of 163,276 square feet, together with such portions of the Additional Premises which, pursuant to the provisions of
Section 2.6 hereof, are deemed to become part of the Premises.

     1.32.  "PRESENT VALUE" shall have the meaning ascribed to such term in
Section 11.2(f) hereof.

     1.33. "PROHIBITED CASUALTY" shall have the meaning ascribed to such term in Article 9 hereof.

     1.34.  "PROHIBITED TAKING" shall have the meaning ascribed to such term in
Section 10.1 hereof.

     1.35. "PROJECT" shall mean the collective reference to the Land and Improvements, which consist of the Shadyview Business Center located at 7100 through 7198 Shady Oak Road, Eden Prairie, Minnesota consisting of two separate buildings, one of which contains approximately 67,255 square feet and the other which contains approximately 120,522 square feet. The aggregate square footage of the buildings comprising the Project is 187,777.

     1.36.  "RENT" shall mean the sum of Base Rent and Additional Rent.

     1.37. "RULES" shall mean those rules and regulations adopted from time to time by Landlord with respect to the use and care of the Project.

     1.38.  "STATE" shall mean the State in which the Project is located.

     1.39.  "TAX CODE" shall mean the Internal Revenue Code of 1986, as amended.

     1.40. "TENANT" shall mean LaserMaster Corporation, a Minnesota corporation.

     1.41. "TENANT'S SHARE" shall mean a percentage determined by dividing the number of square feet contained in the Premises by 187,777. As of the Commencement Date and without giving effect to the provisions of Section 2.6 hereof, Tenant's Share is eighty seven percent (87%).

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                                  ARTICLE 2.
                    DEMISE; COMMON AREAS; TERM; LEASE YEAR

     2.1. DEMISE. Subject to the terms and conditions of this Lease, Landlord leases to Tenant and Tenant hereby leases from Landlord, the Premises. Landlord reserves unto itself the right to grant easements across, under or through the Land, which do not materially interfere with Tenant's access to or use of the Premises.

     2.2. USE OF COMMON AREAS. Use by Tenant of the Premises shall include the non-exclusive use, in common with others, of the Common Areas, and such use shall be subject to the provisions of this Lease.

     2.3. CONTROL OF COMMON AREAS. The Common Areas shall be subject to the exclusive control and management of Landlord. Landlord shall have the right to establish, modify and enforce the Rules with regard to the Common Areas, as the Rules may be reasonably modified by Landlord from time to time upon written notice to Tenant, and Tenant agrees to cooperate with Landlord in enforcing the Rules. Landlord shall have the right to alter the Common Areas and to construct additions to or additional buildings in the Project resulting in a diminution of Common Areas. Landlord shall have the right to construct and operate lighting and signs on all the Common Areas and improvements, to police the same, to change the area and location of parking areas and other common facilities, to restrict parking by Tenant, its agents and employees, to close temporarily or permanently the parking areas or facilities, and to perform other acts in and to the areas and improvements as Landlord may deem advisable in its sole discretion, provided such actions do not materially interfere with Tenant's access to or use of the Premises.

     2.4. LEASE TERM. The initial term of this Lease shall be for the Lease Term, unless terminated sooner pursuant to any of the provisions hereof. The Lease Term and Tenant's obligation to pay Rent shall commence on the Commencement Date.

     2.5. LEASE YEAR. The first Lease Year shall begin on the Commencement Date and shall end on December 31, 1996. The second Lease Year shall begin on January 1, 1997, and each Lease Year thereafter during the Lease Term shall consist of a full calendar year, provided that if the Lease Term expires on a date other than December 31, the period of time from January 1 of that calendar year until such expiration date shall be construed as a Lease Year.

     2.6. ADDITIONAL PREMISES. The Additional Premises Leases are identified on the rent roll with respect to the Additional Premises attached hereto as Exhibit "D". Landlord covenants and agrees with Tenant that provided no Default or Event of Default shall have occurred, Landlord will not without the express written consent of Tenant extend the term of any Additional Premises Lease beyond that set forth on Exhibit "D" attached hereto. Tenant covenants and agree with Landlord upon delivery by Landlord to Tenant of written notice that all or any portion of the Additional Premises are vacant and no longer occupied by any tenant under any Additional Premises Leases or such tenant's assignees, subtenants or licensees, the portion of the Additional Premises identified in such notice shall, without further action of Landlord or Tenant, automatically become part of and be added to the Premises as of the date of such notice

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(the "EFFECTIVE DATE").  On each applicable Effective Date, Tenant's Share and
Base Rent shall increase based on the number of square feet for those portions of the Additional Premises identified in such notice.

                                  ARTICLE 3.
                            RENT AND OTHER CHARGES

     3.1.  BASE RENT.

     Tenant shall pay as base rent (the "BASE RENT") the amount set forth in Exhibit "B" attached hereto multiplied by the amount of square feet contained in the Premises, as the same may be increased in accordance with the provisions of
Section 2.6 hereof. Base Rent shall be payable in advance in equal monthly installments commencing on the Commencement Date and continuing thereafter on the first day of each subsequent calendar month. Base Rent for any period during the Lease Term which is less than one (1) month shall be a pro-rata portion of the applicable monthly installment.

     3.2.            PAYMENT OF IMPOSITIONS.

     (a) Tenant shall deposit with Landlord monthly (as a deposit and not a payment) commencing on the Commencement Date and continuing thereafter on the first day of each subsequent calendar month an amount equal to Tenant's Share of one-twelfth of the annual Impositions estimated by Landlord and communicated by Landlord to Tenant in writing so that Landlord shall have sufficient funds to pay the Impositions on the first day of the month preceding the month in which they become due. To the extent within Tenant's control, Tenant further agrees to cause all bills, statements or other documents relating to Impositions to be sent or mailed directly to Landlord. Provided Tenant has deposited sufficient funds with Landlord pursuant to this Section 3.2(a), Landlord shall pay, when due, such Impositions as may be due out of the funds so deposited with Landlord. If at any time and for any reason the funds deposited with Landlord are or will be insufficient to pay such Impositions as may then or subsequently be due, Landlord shall notify Tenant and Tenant shall deposit an amount equal to such deficiency with Landlord within seven (7) days after such notice. Notwithstanding the foregoing, nothing contained herein shall cause Landlord to be obligated to pay any amounts in excess of the amount of funds deposited with Landlord pursuant to this Section 3.2(a). If amounts collected by Landlord under this Section 3.2(a) exceed amounts necessary in order to pay Impositions, Landlord shall retain such excess payments and Tenant shall receive a credit for such excess amount toward the next payments due for such Impositions. Should Tenant fail to deposit with Landlord sums sufficient to pay such Impositions in full at least thirty (30) days before delinquency thereof Landlord may, at Landlord's election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be treated as Additional Rent. Upon expiration of the Lease Term, the sums held by Landlord under this Section 3.2(a) shall be allocated between Landlord and Tenant as of such expiration date based upon the periods with respect to which such sums are due and payable, and Landlord shall be entitled to retain such portion as represents amounts due

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and payable up through such expiration date, and the balance shall be returned to Tenant. In the event this Lease is terminated due to an Event of Default, all sums held by Landlord under this Section 3.2(a) shall be retained by Landlord.

     (b) Subject to the following conditions, Tenant shall have the right, at Tenant's sole cost and expense, to contest or object in good faith to any Imposition, but such right shall not be deemed or construed in any way as relieving, modifying or extending Tenant's covenant to pay any such Imposition at the time and in the manner provided in this Section 3.2: (i) Landlord has given Tenant prior written notice that Landlord does not intend to contest or object to such Imposition; (ii) Tenant has given prior written notice to Landlord of Tenant's intent so to contest or object to an Imposition; (iii) Tenant shall demonstrate to Landlord's satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Project, or any part thereof; (iv) if Tenant has not deposited with Landlord all amounts required to be deposited under Section 3.2(a) hereof, Tenant shall furnish a good and sufficient bond or surety in the amount of such Impositions, or other evidence reasonably satisfactory to Landlord of Tenant's ability to pay such Impositions, which are being contested plus any interest and penalty which may be imposed thereon and which could become a lien against the Project or any part thereof and otherwise in an amount and form acceptable to Landlord; (v) no Default or Event of Default has occurred; and (vi) Tenant covenants and agrees that any increase in Impositions resulting from such contest or objection shall be paid by Tenant upon demand.

     (c) Landlord shall use all reasonable efforts to obtain the benefit of the provisions of any statute or ordinance permitting any real property assessment for public betterments or improvements to be paid over the maximum period of time allowed by the relevant taxing authority.

     3.3.  UTILITIES; OPERATING EXPENSES.

     (a) Tenant shall pay or cause to be paid when due, all charges, fees, assessments and related costs for public utility services (including, without limitation, gas, water, sewer, electricity, light, power, telephone, cable and other communication services and refuse and garbage collection) used, rendered or supplied in connection with the Premises throughout the Lease Term.

     (b) Tenant shall deposit with Landlord monthly (as a deposit and not as a payment) an amount equal to Tenant's Share of one-twelfth of the annual Operating Expenses estimated by Landlord and communicated by Landlord to Tenant in writing so that Landlord will have sufficient funds to pay Operating Expenses on the first day of the month preceding the month in which they become due. Provided Tenant has deposited sufficient funds with Landlord pursuant to this
Section 3.3(b), Landlord shall pay, when due, such Operating Expenses as may be due out of the funds so deposited with Landlord. If at any time and for any reason the funds deposited with Landlord are or will be insufficient to pay such amounts as may then or subsequently be due, Landlord shall notify Tenant and Tenant shall within seven (7) days after such notice deposit an amount

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equal to such deficiency with Landlord.  Notwithstanding the foregoing, nothing contained herein shall cause Landlord to be obligated to pay any amounts in excess of the amount of funds deposited with Landlord pursuant to this Section 3.3(b). If amounts collected by Landlord under this Section 3.3(b) exceed amounts necessary in order to pay Operating Expenses, Landlord shall retain such excess payments and Tenant shall receive a credit for such excess amount toward the next payments due for such Operating Expenses. Should Tenant fail to deposit with Landlord sums sufficient to pay such Operating Expenses in full at least thirty (30) days before delinquency thereof Landlord may, at Landlord's election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances if any, shall be treated as Additional Rent. Upon expiration of the Lease Term, the sums held by Landlord under this
Section 3.3(b) shall be allocated between Landlord and Tenant as of such expiration date based upon the periods with respect to which such sums are incurred, and Landlord shall be entitled to retain such portion as represents amounts incurred through such expiration date, and the balance shall be returned to Tenant. In the event this Lease is terminated due to an Event of Default, all sums held by Landlord under this Section 3.3(b) shall be retained by Landlord.

     (c) Within one hundred twenty (120) days after the end of each Lease Year, Landlord shall provide Tenant with a statement of the actual Operating Expenses for the preceding Lease Year, and if Tenant has overpaid or underpaid its share of the actual Operating Expenses for the preceding Lease Year, Tenant or Landlord shall pay the other, as appropriate, the amount of such overpayment or underpayment, as the case may be, within thirty (30) days after the statement of actual Operating Expenses is delivered.

     (d) After Landlord has provided Tenant with a statement of the actual Operating Expenses for any Lease Year, Tenant, at its expense, shall have the right for a period of ninety (90) days after receipt of such statement, to audit Landlord's books and records relating to the actual Operating Expenses for the period covered by such statement. If Tenant fails to exercise its audits rights within said ninety (90) day period, Landlord's statement of actual Operating Expenses shall be deemed binding on Tenant. If any audit shall prove that Tenant has overpaid in share of Operating Expenses, the amount of such overpayment shall be applied as a credit against the next installment(s) of Additional Rent due hereunder or refunded if Landlord is holding any such overpayment at the expiration of the Lease Term. While Tenant shall bear the costs of any audit conducted for or by it, Landlord hereby agrees to reimburse Tenant for the reasonable cost of such audit with respect to any Lease Year if said audit shall prove that actual Operating Expenses for the period of time covered by such audit had been overstated by five percent (5%) or more. Tenant may not request such an audit more than once for any particular Lease Year (or a portion thereof).

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     3.4.  LOCATION OF PAYMENTS.  Tenant shall for the entire Lease Term pay
Rent to Landlord as herein provided at the address for Landlord set forth in
Section 13.8 hereof or at such place as Landlord may from time to time in writing designate.

     3.5. NO SETOFF. All amounts due by Tenant to Landlord hereunder, including Base Rent and Additional Rent, shall be paid without any setoff, counterclaim or deduction whatsoever or any prior demand. The covenant to pay Rent, whether Base Rent or Additional Rent, is hereby declared to be an independent covenant on the part of Tenant to be kept and performed and no act or circumstance whatsoever shall release, relieve or otherwise excuse Tenant of the obligation to pay Rent.

                                   ARTICLE 4.
                           ALTERATIONS AND ADDITIONS

     4.1.  ALTERATIONS.

     (a) Tenant will not make or allow to be made any alterations, additions or deletions in or to the Premises without the prior written consent of Landlord, except as set forth in Section 4.1(b) hereof. Such alterations, physical additions, or improvements shall become part of the Premises and the property of the Landlord. It is the responsibility of Tenant to restore the Premises to the condition that existed when Tenant first took possession (ordinary wear and tear excepted), as such condition may have been altered by Landlord or Tenant with the prior express written approval of Landlord, if Landlord so requests.

     (b) Tenant may, at its sole cost and expense, make alterations or additions to the Premises without Landlord's prior consent, provided (i) such alterations or additions do not affect the structural integrity of the Improvements comprising the Premises, adversely affect any of the mechanical or electrical systems of the Improvements comprising the Premises, or alter in any way the intended or current use of the Premises; (ii) the cost of any such alteration or addition does not exceed $50,000 in any one instance or $150,000 in any single Lease Year; (iii) such alterations or additions are performed by duly licensed and qualified contractors in accordance with all Legal Requirements and in a good and workmanlike manner; (iv) such alterations or additions are completed prior to the expiration of the Lease Term; (v) such alterations or improvements do not reduce the value of the Project or the Premises; (vi) such alterations and improvements are made pursuant to plans and specifications delivered to Landlord in advance; (vii) no Default or Event of Default has occurred and is continuing, and (viii) no such alteration or addition is made or commenced within the last twelve (12) months of the Lease Term.

     4.2. CONSTRUCTION LIENS. Tenant shall pay when due, and indemnify, protect, defend and hold Landlord harmless from, all claims for labor or materials furnished or alleged to have been furnished to Tenant for use in the Premises, which claims are or may be secured by any lien against the Premises or any interest therein in accordance with applicable law. Tenant shall not permit any liens to be filed against the Premises or any interest therein and shall immediately

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obtain a release from any lien so filed or remove the same by bond in form and content satisfactory to Landlord. Nothing in the Lease shall be construed in any way as constituting the consent or request of Landlord to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to the Premises, nor as giving Tenant any right, power or authority to contract for or permit the rendering of services or the furnishing of materials that would give rise to the filing of a lien against the Premises.

     4.3. REMOVAL OF IMPROVEMENTS. All alterations, additions and other improvements by Tenant shall become the property of Landlord and shall not be removed from the Premises, unless request is made by Landlord to Tenant to remove those alterations, additions and other improvements which were made without Landlord's approval where such approval was required under this Lease. All moveable trade fixtures, furniture, furnishings and signs installed in the Premises by Tenant and paid for by Tenant, shall remain the property of Tenant and may be removed upon the expiration of the term of this Lease; provided that any of such items as are affixed to the Premises and require severance may be removed only if Tenant repairs any damage caused by such removal and that Tenant shall otherwise comply with all of the terms, conditions and covenants to be performed by Tenant under this Lease with respect to such removal. If Tenant fails to remove such items from the Premises by the expiration of the Lease Term or earlier termination of this Lease, all such trade fixtures, furniture, furnishings and signs shall become the property of Landlord, unless Landlord elects to require their removal, in which case Tenant shall, at its sole cost and expense, promptly remove the same and restore the Premises to its condition on the date of this Lease. The covenants contained in this Section shall survive the expiration Lease Term or earlier termination hereof.

     4.4. SIGNS. Tenant covenants and agrees that it shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, paint, erect or install any signs, lettering or placards or make any additions, alterations or changes to the exterior of the Premises.
Upon expiration of the Lease Term or the earlier termination of the Lease, Tenant shall at the request of Landlord remove such signs and shall promptly restore the surfaces to which the signs were affixed to their former condition. The obligation set forth in the preceding sentence shall survive the expiration of the Lease Term or the earlier termination hereof.

                                   ARTICLE 5.
                            REPAIRS AND MAINTENANCE

     5.1. TENANT'S OBLIGATIONS. Tenant is solely responsible for causing the Premises to be kept in a clean, safe, sanitary and first class condition and state of repair in accordance with all Legal Requirements. In this regard and by way of example, Tenant shall keep the exterior of the Premises and the foundations, roof, and structural portions of the walls and roofs of the Improvements comprising the Premises in good condition and repair; Tenant shall also keep the Premises and every part thereof and any fixtures, facilities or equipment contained therein, in good condition and repair, including, but not limited to, exterior doors, window frames and all portions of the store front area(s), columns, nonstructural walls, and partitions, the heating, air-conditioning, ventilating, electrical, lighting, plumbing and sewer systems, and shall make any replacements thereof and of all broken and cracked glass which may become necessary during the Lease Term. Tenant shall provide for all scheduled servicing of the Premises and maintain necessary maintenance contracts to assure proper maintenance of the Premises. As used in this Section, the term "REPAIRS" shall include replacements and other improvements as are necessary to maintain the Premises as is required under this Lease. If Landlord is required to make repairs by reason of Tenant's acts or omissions or those of Tenant's employees, agents, invitees, licensees or contractors, Landlord shall have the right, but shall not be obligated, to make such repairs or replacements on behalf of and for the account of Tenant. In such event, such work shall be paid for in full by Tenant as Additional Rent.

     5.2. SURRENDER. On the last day of the Lease Term, or on any sooner termination of this Lease, Tenant shall surrender the Premises in the same condition as the Premises existed on the date which Tenant first took possession thereof, ordinary wear and tear and damage by an Insured Casualty excepted, with such additions, replacements, betterments, alterations and improvements thereto as permitted or required hereunder, broom clean, and shall surrender all keys, to Landlord in the condition required to be maintained by Tenant under this Lease.

     5.3. RIGHT OF ENTRY. Landlord and its authorized representatives shall have the right to enter the Premises (a) upon prior notice to Tenant at all reasonable times to inspect the Project or to show the Premises to prospective purchasers or tenants, provided any such entry is done in a manner such as to avoid interference with the operation of the Premises, and at the request of Tenant occurs in the presence of a representative of Tenant and, (b) in the event of the existence of an Event of Default hereunder, to make repairs, alterations, improvements or additions as Landlord may reasonably deem necessary, including those to be performed by Tenant, without the same constituting an eviction of Tenant in whole or in part, and rent shall not abate as a result of such entry. Nothing herein shall imply any duty upon the part of Landlord to do any work which the Tenant may be required to perform under this Lease, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. If Tenant is not present to permit entry into the Premises, Landlord may, in case of emergency, enter by master key, or may forcibly enter, without rendering Landlord liable therefor. During the twelve (12) month period prior to the expiration of the Lease Term, Landlord may place upon the Premises "For Rent" signs and notices.

                                   ARTICLE 6.
                              HAZARDOUS SUBSTANCES

     6.1. NO HAZARDOUS SUBSTANCES. Tenant shall not bring into or permit the existence of any Hazardous Substance on the Premises other than as permitted by applicable Environmental Regulations. If Tenant discovers the presence of any Hazardous Substance on or in the Premises which is in violation of any Environmental Regulation, Tenant shall promptly give Landlord notice thereof. If during Tenant's occupancy or at any time throughout the Lease Term the existence of a Hazardous Substance is caused or permitted by Tenant, (a) Tenant shall remove such Hazardous Substance and dispose of it as required by any and all applicable Environmental Regulations, or (b) Landlord, if it is advised to remove such Hazardous Substance itself to protect or minimize against any liability to Landlord as a result of the presence of any Hazardous Substance by no less than five (5) days' notice to Tenant, may elect to remove any Hazardous

Substance and dispose of it as required by any Environmental Regulation, in which case Tenant shall pay the entire cost of such disposal within ten (10) days after receipt of a statement for such cost by Landlord, such amount to be treated as Additional Rent. If any Governmental Authority shall require any remedial action or other response with respect to the Premises as the result of any Hazardous Substance brought into or permitted by Tenant on or in the Premises, Tenant shall notify Landlord of such action or response and shall, with the prior written approval of Landlord, be responsible for satisfying the requirements of the applicable Governmental Authority.

     6.2. TENANT INDEMNITY. Tenant agrees to indemnify, defend, protect and hold Landlord harmless from any and all claims, causes of action, damages, penalties, costs and expenses (including attorneys' fees, consultant fees and related expenses) which may be asserted against or incurred by Landlord resulting from the failure by Tenant to fulfill its obligations under Section
6.1 hereof. Tenant's duty to indemnify, defend, protect and hold harmless includes, but is not limited to, proceedings or actions commenced by any Governmental Authority.

     6.3. LANDLORD INDEMNITY. Provided no Default shall have occurred, Landlord agrees to indemnify, defend, protect and hold Tenant harmless from any and all claims, causes of action, damages, penalties, costs and expenses (including attorneys' fees, consultant fees and related expenses) which may be asserted against or incurred by Tenant resulting from the failure by Landlord to comply with any Environmental Regulation for which Landlord is otherwise responsible under this Lease or as a matter of law. Landlord's duty to indemnify, defend, protect and hold harmless includes, but is not limited to, proceedings or actions commenced by any Governmental Authority.

     6.4. SURVIVAL. The foregoing covenants and indemnifications shall be deemed continuing covenants and indemnifications for the benefit of Landlord, Tenant and their respective successors and assigns and shall survive the expiration of the Lease Term or earlier termination of this Lease.

                                   ARTICLE 7.
                              COVENANTS OF TENANT

     7.1. USE OF PREMISES. Tenant covenants and agrees that from and after the Commencement Date, use and occupy the Premises solely for the purpose of the Permitted Use and for no other purpose.

     7.2.  CONTINUING COVENANTS.  Tenant covenants and agrees with Landlord to:

           (a)  [Intentionally Omitted]

           (b) maintain the Premises in a good condition and state of repair;

           (c) promptly make all of repairs, renewals, replacements and additions, to the Premises which may be necessary, required under any Legal Requirement or otherwise required under the terms of this Lease;

       (d)  not commit or suffer waste with respect to the Premises;

       (e)  [Intentionally Omitted]

       (f) not remove, demolish or in any respect alter any of the Improvements comprising the Premises, provided that Tenant may make alterations in accordance with Section 4.1 hereof;

       (g) subject to any Legal Requirement, not make, install or permit to be made or installed, any alterations or additions to the Premises if doing so will violate the terms and conditions of this Lease unless approved by Landlord in writing;

       (h)  not make, suffer or permit any nuisance to exist on the Premises;

       (i) keep the Premises neat and clean at all times and to keep any refuse in proper containers out of sight until the same is removed;

       (j) neither do nor suffer anything to be done or kept in or about the Premises which contravenes Landlord's insurance policies or increases the premiums therefor;

       (k)  adequately heat and cool the Premises;

       (l) promptly comply with, or cause to be complied with, and conform to all Legal Requirements; and

       (m)  to comply with all of the Rules.

                                  ARTICLE 8.
                           INSURANCE AND INDEMNITIES

     8.1.  INSURANCE COVERAGES.

           (a) Landlord shall obtain beginning on the Commencement Date and shall maintain throughout the Lease Term, as an Operating Expense, the following insurance coverages:

               (i) A policy of public liability insurance on the Common Areas, providing such coverages and in such amounts as Landlord shall from time to time determine.

               (ii) A policy providing commercial property insurance on the Common Areas and such other portions of the Project as Landlord shall determine, providing such coverages and in such amounts as Landlord shall from time to time determine.

           (b) Tenant shall obtain, at Tenant's expense, beginning on the Commencement Date and shall maintain through the Lease Term, the following insurance coverages:

               (i) A policy of commercial general liability insurance (including "Insurance Service Office" (ISO) forms and endorsements or their equivalent) naming Landlord, Tenant and any other party designated by Landlord as an additional insured, to insure against injury to property, person or loss of life arising out of the ownership, use, occupancy or maintenance of the Premises with limits of general liability not less than $10,000,000 for death and/or bodily injury, personal injury, advertising injury and property damage. The policy shall contain supplemental endorsements covering contractual liability as provided in an ISO liability policy under the definition of insured contract.

               (ii) A policy providing commercial property insurance containing the insuring agreement "Cause of Loss-Special Form" or its equivalent, together with such endorsements as may be deemed advisable by Landlord to insure the Improvements comprising the Premises, Tenant's leasehold improvements, merchandise, trade fixtures, furnishings, equipment and personal property, and naming Landlord as loss payee. Such policy shall provide coverage in an amount not less than the full replacement cost of the Improvements comprising the Premises. An "Agreed Amount Clause" waiving the coinsurance clause must be included, as well as flood and earthquake coverage, to the extent available, at limits equal to the maximum foreseeable loss at the location of the Premises. Coverage must also include an "Ordinances or Law Regulations" insuring agreement governing the construction, use or repair of property. Such coverage must include the expense of tearing down any property, including the cost of removing its debris. Increased cost of construction coverage must also be included.

               (iii) A policy of workers' compensation insurance must be provided that insures the benefits required by the State law and includes coverage B Employer's Liability. The Employer's liability limits must be:

               Bodily Injury By Accident -- $1,000,000 Each Accident Bodily Injury By Disease -- $1,000,000 Policy Limit Bodily Injury By Disease -- $1,000,000 Each Employee

           Landlord does not, by requiring such insurance or by any other act or event, assume or undertake liability for any work-related injuries or death to Tenant or Tenant's employees.

               (iv) If Tenant commits or permits any activity or the placing or operation of any equipment on or about the Premises creating unusual hazards, Tenant shall promptly upon notice or demand from Landlord, procure and maintain in force, during such activity or operation, insurance sufficient to cover the risks created thereby. Landlord's demand for unusual hazard insurance shall not constitute a waiver of any right Landlord may have to demand the removal or cessation of such activity or operation.

               (v) A policy of business interruption insurance with an "Extra Expense" insuring agreement naming Landlord and any other party designated by Landlord as an additional insured providing coverage of not less than twelve (12) months of Rent and other business income. Such policy must include an endorsement providing an extended period of indemnity for 180 days.

               (vi) All other insurance, if any, customarily maintained by businesses of like type, or required by any Legal Requirement to be carried or maintained by Tenant, or as otherwise may be required by Landlord, including but not limited to boiler and machinery coverage, automobile and garagekeepers liability coverage, and service interruption coverage.

     8.2. INSURANCE POLICIES. Insurance required under Section 8.1 shall be written by companies duly qualified to do business in the State and shall be satisfactory in all respects to Landlord and the holder of any mortgage against the Project. The companies providing such insurance shall deliver to Tenant and Landlord copies of such policies or certificates evidencing the existence and amount of such insurance with loss payable clauses satisfactory to Landlord, including, specifically, the holder of the first mortgage on the Project as a loss payee. No such policy shall be cancelable or subject to reduction of coverage or modification except after thirty (30) days prior written notice to Landlord and such other persons designated by Landlord. At least ten (10) days prior to the expiration of such policies, Landlord may order such insurance and charge the cost to Tenant as Additional Rent. Tenant shall not do or permit anything to be done which will invalidate the insurance policies furnished pursuant to Section 8.1 or otherwise by Landlord and shall comply with all requirements imposed by such insurers, unless such compliance is expressly waived in writing by Landlord. Landlord may from time to time reasonably require that the policy limits of any or all such insurance be increased to reflect the effects of inflation and changes in normal commercial insurance practices.

     8.3. EXEMPTION OF LANDLORD FROM LIABILITY. Tenant hereby agrees that Landlord shall not be liable and Tenant hereby waives all claims against Landlord for injury to Tenant's business or any loss of income or other consequential damages or for damage to the inventory, fixtures, furnishings, improvements or other property of Tenant, Tenant's employees, invitees, customers, sublessees, agents, occupants, contractors, or injury to the person of Tenant, Tenant's employees, agents, contractors, occupants, invitees, customers, sublessees, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, or from any other cause whatsoever, whether said damage or injury results from conditions arising upon the Premises, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable to Tenant for any damages arising from any act or neglect of any other tenant of the Project.

     8.4.  INDEMNIFICATION.

           (a) Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all claims arising from Tenant's use of the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere, and shall further indemnify, defend, protect and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of the Tenant, or any of Tenant's sublessees, agents, customers, invitees, contractors, occupants, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord. The provisions of this Section shall survive expiration of the Lease Term or the earlier termination thereof.

           (b) Provided no Event of Default has occurred, Landlord shall indemnify, defend, protect and hold harmless Tenant from and against any and all claims arising from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease, or arising from any negligence of the Landlord, or any of Landlord's tenants (other than Tenant), agents, customers, invitees, contractors, occupants, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. The provisions of this Section shall survive expiration of the Lease Term or the earlier termination thereof.

     8.5. MUTUAL WAIVER OF SUBROGATION. Nothing in this Lease shall be construed so as to authorize or permit any insurer of Landlord or Tenant to be subrogated to any right of Landlord or Tenant against the other party arising under this Lease. Landlord and Tenant each hereby release the other to the extent of any loss required to be insured against by either of the parties under the terms of this Lease, whether or not such insurance has actually been secured, and to the extent of their respective insurance coverage actually received for any loss or damage caused by any such casualty, even if such incidents shall be brought about by the fault or negligence of either party or persons for whose acts or negligence the other party is responsible.

Landlord and Tenant shall, to the extent permitted by their respective insurers, each obtain appropriate waivers of subrogation from their respective insurance carriers giving effect to this Section.

     8.6. INSURANCE PREMIUM DEPOSIT. In the event the premiums with respect to the insurance coverages set forth in Section 8.1(b) hereof are not paid annually in advance, or in the case of a Default or an Event of Default hereunder, Tenant, upon Landlord's request, shall deposit in advance with Landlord (as a deposit and not a payment) an amount equal to one-twelfth of the aggregate annual insurance premiums (as estimated by Landlord and communicated by Landlord to Tenant in writing) on all policies of insurance required by Section 8.1(b) hereof on the first day of each month. Upon Landlord's request, Tenant shall cause all bills, statements or other documents relating to the foregoing insurance premiums to be sent or mailed directly to Landlord. Upon receipt of such bills, statements or other documents, and provided Tenant has deposited sufficient funds with Landlord pursuant to this Section, Landlord shall pay, when due, such insurance premiums as may be due thereunder out of the funds so deposited with Landlord. If at any time and for any reason the funds deposited with Landlord are or will be insufficient to pay such amounts as may then or subsequently be due, Landlord shall notify Tenant and Tenant shall within seven
(7) days following such notice deposit an amount equal to such deficiency with Landlord. Notwithstanding the foregoing, nothing contained herein shall cause Landlord to be obligated to pay any amounts in excess of the amount of funds deposited with Landlord pursuant to this Section. Landlord may impound or reserve for future payment of insurance premiums such portion of such payments as Landlord in its absolute discretion may deem proper. Should Tenant fail to deposit with Landlord sums sufficient to pay in full such insurance premiums at least thirty (30) days before delinquency thereof, Landlord may, at Landlord's election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be treated as Additional Rent. Upon expiration of the Lease Term, and provided there exists at such time no Event of Default or Default, all sums held by Landlord under this Section 8.6 shall be remitted to Tenant.

                                  ARTICLE 9.
                             DAMAGE OR DESTRUCTION

     In the event (a) the Improvements are damaged by fire, explosion or other casualty insured under the fire and extended coverage insurance policy required hereunder (an "INSURED CASUALTY") to the extent of thirty percent (30%) or more of the insurable value thereof immediately preceding the casualty, (b) the Improvements are damaged by a casualty or occurrence other than an Insured Casualty, (c) such damage occurs at anytime within the last twelve (12) months of the Lease Term, or (d) the Premises or any portion thereof is damaged by fire, explosion or other casualty and the Premises cannot be repaired, rebuilt or restored to substantially the same condition, under any Legal Requirement or other governmental order or under any other agreement to which the Premises is subject (a "PROHIBITED CASUALTY"), then in such event Landlord may terminate this Lease by giving Tenant written notice of termination within thirty (30) days after the happening of the event causing the damage. In the event the damage is not extensive enough to give rise to Landlord's option to terminate this Lease, a Prohibited Casualty has not occurred, or Landlord does not elect to terminate this Lease,

Landlord shall promptly repair and replace the Improvements comprising the Premises existing immediately preceding such fire, explosion or other casualty. Upon completion of such repairs and replacements by Landlord, Tenant shall promptly repair or replace all portions of the Premises not repaired or replaced by Landlord to the condition existing immediately preceding such fire, explosion or other casualty. All work by Tenant shall comply with the requirements and limitations imposed by Landlord. During any period of reconstruction or repair of the Premises, Tenant shall operate its business in the Premises to the extent practicable. Base Rent shall be abated during the period of such repair and restoration to the extent the Premises is not tenantable.

                                  ARTICLE 10.
                                 CONDEMNATION

     10.1. TAKING OF WHOLE. In the event (a) the whole of the Premises shall be taken or condemned for a public or quasi-public use or purpose by a competent authority or sold by Landlord in lieu thereof, (b) such a portion of the Premises shall be taken, condemned or sold in lieu thereof so that the balance cannot be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such taking, or (c) the Premises or any portion thereof shall be taken or condemned for a public or quasi-public use or purpose by a competent authority or sold by Landlord in lieu thereof and Landlord is unable to repair, rebuild or restore the same under the terms of any agreement to which it is a party, or under any Legal Requirement or other governmental order to which Landlord or the Premises is subject (a "PROHIBITED TAKING"), this Lease shall terminate upon delivery of possession to the condemning authority or its assignee, and any award, compensation or damage (the "AWARD") shall be paid to and be the sole property of Landlord whether the Award shall be made as compensation for diminution of the value of the leasehold estate or the fee of the Land or otherwise, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all of the Award. Tenant shall have no claim against Landlord by reason of such taking or termination and, subject to the provisions of Section 10.3 hereof, shall not have any claim or right to any portion of the Award to be paid to Landlord. Tenant shall continue to pay Rent and other charges hereunder until the Lease is terminated.

     10.2. PARTIAL TAKING. In the event (a) only a part of the Premises is taken or condemned but the Premises or the part remaining can still be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such taking, or (b) a Prohibited Taking has not occurred, this Lease shall not terminate and Landlord shall repair and restore the remaining Improvements comprising the Premises provided the cost and expense of such repair and restoration does not exceed the amount of the Award. If the cost of such repair and restoration exceeds the amount of the Award, Landlord may terminate this Lease by giving Tenant written notice of termination to Tenant within thirty (30) days of the delivery of possession to the condemning authority. If Landlord is obligated to repair and restore the remaining Improvements comprising the Premises, as herein provided, there shall be no abatement or reduction in any Rent or other charges payable by Tenant under this Lease because of such taking or condemnation.

     10.3. TENANT'S AWARD. Subject to the rights of Landlord's lenders, termination of this

Lease because of condemnation shall be without prejudice to the rights of either Landlord or Tenant to recover from the condemning authority compensation and damages for the injury and loss sustained by them as a result of the taking, and Tenant shall have the right to make a claim against the condemning authority for the unamortized value of Tenant's leasehold improvements; interruption or dislocation of business in the Premises; loss of good will and for moving and remodeling expenses. Tenant shall not have the right to make a claim for diminution in value of Tenant's leasehold estate. If this Lease is terminated as a result of a condemnation, Tenant shall, subject to the rights of Landlord's lenders, make a separate claim to the condemning authority for the above-mentioned items. If the condemning authority refuses to allocate the award between Landlord's and Tenant's claims for damages and instead grants a single, lump sum award to Landlord, Landlord and Tenant shall use reasonable, good-faith efforts to determine that portion of the award which is attributable to Tenant's leasehold improvements (but only the extent such leasehold improvements were paid for by Tenant).

                                  ARTICLE 11.
                              DEFAULTS; REMEDIES

     11.1. DEFAULTS. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant and each such event shall be referred to herein as an "EVENT OF DEFAULT":

           (a) The failure of Tenant to make any payment of Rent or any other payment required to be made by Tenant under this Lease, within ten (10) days after the date due.

           (b) The failure by Tenant to observe or perform any of the terms, covenants or conditions of this Lease to be observed or performed by Tenant (other than those described in Sections 11.1(a), (c) or (d) hereof) where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant (or without notice in case of emergency or a hazardous condition or in case any fine, penalty, interest or cost may otherwise be imposed or incurred); provided, however, that if the nature of such failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion, but in no event shall the period to cure such failure exceed ninety (90) days.

           (c) (i) The making by Tenant or any entity holding a controlling interest in Tenant of any general assignment, or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant or any entity holding a controlling interest in Tenant of a petition to have Tenant or such controlling entity adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or such controlling entity, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease or in the Premises, where such seizure is not discharged within sixty (60) days.

           (d) An assignment shall occur in violation of Article 12 hereof.

           (e) A default shall occur under that certain Guaranty of even date herewith made by LaserMaster Technologies, Inc., a Minnesota corporation, in favor of Landlord.

     11.2. LANDLORD'S REMEDIES. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or equity, or elsewhere in this Lease, to which Landlord may resort cumulatively or in the alternative:

           (a) Landlord may, at Landlord's election, terminate this Lease upon the delivery of written notice of such termination to Tenant. On the delivery of such notice, all Tenant's rights in the Premises and the Project, in all improvements located at the Premises, to revenues from the Premises, and to amounts which may otherwise be due from Landlord to Tenant under this Lease, shall terminate. Promptly after notice of termination, Tenant shall surrender and vacate the Premises in a broom clean condition, and Landlord may reenter and take possession of the Premises and eject all parties in possession or eject some and not others or eject none. Termination under this Subsection shall not relieve Tenant from the payment of any sum then due to Landlord or from any claim for damages previously accrued or then accruing against Tenant. Upon such termination, Landlord shall also be entitled to recover from Tenant (i) unpaid Rent or such other amounts which have been earned or are payable at the time of termination, and (ii) as liquidated damages and not as a penalty, a sum of money equal to the Rent and such other amounts and rental costs to be paid by Tenant to Landlord for the remainder of the Lease Term, provided that, for purposes of this Section 11.2(a)(ii), the remainder of the Lease Term shall be deemed to be the earlier of the expiration of the Lease Term or five (5) years from the date of written demand by Landlord for such liquidated damages (the "ACCELERATED AMOUNT").

           (b) Landlord may, at Landlord's election, terminate Tenant's right to possession only, without terminating the Lease. Upon termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately and deliver possession of the Premises to Landlord, and Tenant hereby grants to Landlord the immediate right to enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession of the Premises with or without process of law, and to dispossess the others who may be occupying or within the Premises, without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer, without incurring any liability for any damage resulting therefrom, without such entry and possession terminating the Lease or releasing Tenant from Tenant's obligation to pay Rent and to fulfill all other of Tenant's obligations under this Lease for the full Lease Term. Landlord shall be entitled to recover from Tenant (i) unpaid Rent or such other amounts which have been earned or are payable at the time of termination, and (ii) as liquidated damages and not as a penalty, the Accelerated Amount.

           (c) Landlord may, at Landlord's election, store Tenant's personal property, if any, for the account and at the cost of Tenant.

           (d) Whether or not Landlord elects to terminate the Lease, Landlord may, but shall be under no obligation to, relet all or any part of the Premises for such rent and upon such terms as shall be satisfactory to Landlord (including the right to relet the Premises as a part of a larger area, the right to change the character or use of the Premises and the right to restrict prospective tenants to those whose business is compatible with the nature and character of the Premises). For the purpose of such reletting, Landlord may decorate or may make any repairs, changes, alterations or additions in or to the Premises that may be necessary or convenient. If the Lease is not terminated and if the Premises is not relet, or if it is relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of any such decorations, repairs, changes, alterations and additions, the expenses of such reletting and the collection of the rent accruing therefrom (including, but not limited to, attorneys' fees and brokers' commissions), to satisfy the Rent and other charges herein provided to be paid for remainder of the term of this Lease, Tenant shall pay to Landlord promptly any deficiency, and Tenant agrees that Landlord may file suit to recover and recover any sum falling due under the terms of this Subsection from time to time.

           (e) The term "RENTAL COSTS" as used in this Lease shall be deemed to include, but shall not be limited by implication, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, alteration costs and expenses of preparation of the Premises or parts thereof for reletting.

           (f) For purposes of Sections 11.2(a) and (b) above, the present value (the "PRESENT VALUE") of the Accelerated Amount shall be computed by discounting the Accelerated Amount to the date of determination applying the rate on the United States Treasury obligation having a maturity equal to the earlier of the balance of the Lease Term or five (5) years from the date of written demand by Landlord for the Accelerated Amount and having an asking price closest to par, as quoted by the Federal Reserve Bank of New York as published in the Federal Reserve Statistical Release H. 15 (519) on the date of determination (or the closest preceding date on which such rate is published), or any successor publication thereto. Landlord and Tenant agree that in the event of the exercise by Landlord of its remedy under Sections 11.2(a) or (b) hereof and the payment by Tenant of the Present Value of the Accelerated Amount, the cost to Landlord will be difficult to ascertain and that the Present Value of the Accelerated Amount constitutes a reasonable estimate of such cost and is not a penalty. Accordingly, if Tenant defaults, the parties agree that, except as may be otherwise expressly set forth herein to the contrary, the Present Value of the Accelerated Amount shall be the amount due from Tenant upon such default and Landlord shall not be obligated to mitigate its cost below such amount. Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that if Tenant fails to pay to Landlord the Present Value of the Accelerated Amount within sixty (60) days after notice of termination, then Tenant shall forfeit any right to have the Accelerated Amount discounted to Present Value pursuant to the provisions of this
     Section 11.2(f).

           (g) No Accelerated Amount shall be due by Tenant by reason of an Event of Default based solely on the provisions of Section 11.1(a) hereof unless such Default has continued for at least thirty (30) days following delivery of written notice to Tenant.

           (h) In the event Landlord elects to terminate Tenant's right to possession only, without terminating the Lease and without pursuing recovery of the Accelerated Amount, Landlord shall use "commercially reasonable efforts" to relet the Premises as the agent of Tenant and receive the rent therefor; and in the event of such reletting, Tenant shall pay Landlord the cost of reletting including brokerage and reasonable attorneys' fees and commissions, renovating, repairing and altering the Premises for a new tenant or tenants and any deficiency that may arise by reason of such reletting, on demand; provided, however, the failure of Landlord to relet the Premises shall not release or affect Tenant's liability for Rent or for damages and such Rent and damages shall be paid by Tenant on the dates specified herein. For purposes hereof, "commercially reasonable efforts" shall mean that Landlord has listed the Premises as available for leasing with a recognized brokerage firm and if Landlord has so listed the Premises, Landlord shall not be required to take any other action with respect to reletting the Premises nor shall Landlord be liable in any manner for failure to relet the Premises. The Rent payable by Tenant hereunder shall be reduced by the rent received by Landlord from such reletting.

     11.3. LANDLORD MAY PERFORM. Landlord shall have the right at any time, after three (3) days notice to Tenant (or without notice with respect to matters described in Article 8, and in case of emergency or a hazardous condition or in case any fine, penalty, interest or cost may otherwise be imposed or incurred), to make any payment or perform any act required of Tenant under any provision in this Lease, and in exercising such right, to incur necessary and incidental costs and expenses, including reasonable attorneys' fees. Nothing herein shall obligate Landlord to make any payment or perform any act required of Tenant, and this exercise of the right to so do shall not constitute a release of any obligation or a waiver of any default. All payments made and all costs and expenses incurred in connection with any exercise of such right shall be reimbursed to Landlord by Tenant as Additional Rent.

                                  ARTICLE 12.
                           ASSIGNMENT AND SUBLETTING

     12.1. ASSIGNMENT BY TENANT. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, lease, sublet, grant, license or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, without Landlord's prior written consent, which consent may be withheld or conditioned in Landlord's sole and absolute discretion. Landlord agrees to not unreasonably withhold its consent in the event Tenant requests to sublet under (a) or (b) below, provided that any proceeds payable to Tenant by reason of such subletting in excess of Rent due hereunder are paid to Landlord when due and provided that such entity agrees to otherwise fulfill the obligations of Tenant hereunder with respect to that portion of the Premises which are the subject of such subletting: (a) the entire Premises to an entity which on the effective date of such subletting satisfies the Financial Test (for purposes of applying the Financial Test such entity shall be treated as the proposed subtenant), and (b) any portion of the Premises which is architecturally divisible from the balance of the Premises, provided that the aggregate portion of the Premises permitted to be sublet under this subsection 12.1(b) does not exceed twenty percent (20%) of the square footage of the Premises at any time. Any attempted assignment, transfer, mortgage, use, lease, occupancy, encumbrance or subletting without such consent shall be void and shall constitute an Event of Default. In the event that Landlord furnishes such consent, Tenant shall pay all costs incurred by Landlord in connection with such consent, including attorney's fees.

     12.2.  [Intentionally Omitted]

     12.3.  ASSIGNMENT DUE TO BANKRUPTCY.

            (a) In the event a petition is filed by or against Tenant under the Bankruptcy Code, Tenant, as debtor and debtor in possession, and any trustee who may be appointed, agree to adequately protect Landlord as follows:

                (i) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all Rent due pursuant to this Lease; and

                (ii) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of a court of competent jurisdiction; and

                (iii) to determine within sixty (60) days after the filing of such petition whether to assume or reject this Lease; and

                (iv) to give Landlord at least thirty (30) days prior written notice, unless a shorter notice period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease; and

                (v) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code.

     Tenant shall be deemed to have rejected this Lease in the event of the failure to comply with any of the above.

            (b) If Tenant or a trustee elects to assume this Lease subsequent to the filing of a petition under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows:

                (i) to cure each and every existing breach by Tenant within not more than thirty (30) days of assumption of this Lease; and

                (ii) to compensate Landlord for any actual pecuniary loss resulting from any existing breach, including without limitation, Landlord's reasonable costs, expenses and attorney's fees incurred as a result of the breach, as determined by a court of competent jurisdiction, within thirty (30) days of assumption of this Lease; and

                (iii) in the event of an existing breach, to provide adequate assurance of Tenant's future performance, including without limitation:

                      (1) the deposit of an additional sum equal to Rent for the remainder of the Lease Term to be held (without any allowance for interest thereon) to secure Tenant's obligations under the Lease; and

                      (2) the production to Landlord of written documentation establishing that Tenant has sufficient present and anticipated financial ability to perform each and every obligation of Tenant under this Lease; and

                      (3) assurances, in form acceptable to Landlord, as may be required under any applicable provision of the Bankruptcy Code; and

                (iv) the assumption will not breach any provision of this Lease; and

                (v) the assumption will be subject to all of the provisions of this Lease unless the prior written consent of Landlord is obtained; and

                (vi) the prior written consent to the assumption of any mortgagee to which this Lease has been assigned as collateral security is obtained.

            (c) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept any assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be furnished by Tenant to Landlord, setting forth:

                (i)   the name and address of such person; and

                (ii)  all the terms and conditions of such offer; and

                (iii) the adequate assurance to be provided Landlord to assure such person's future performance under the Lease, including without limitation, the assurances referred to in any applicable provision of the Bankruptcy Code, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept (or to cause its designee to accept) an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. The adequate assurance to be provided Landlord to assure the assignee's future performance under the Lease shall include without limitation:

                      (1) the deposit of a sum equal to Rent for the remainder of the Lease Term to be held (without any allowance for interest thereon) as security for performance hereunder; and

                      (2) a written demonstration that the assignee meets all reasonable financial and other criteria of Landlord as did Tenant and its business at the time of execution of this Lease, including the production of the most recent audited financial statement of the assignee prepared by a certified public accountant; and

                      (3) the assignee's use of the Premises will be a Permitted Use;

                           and

                      (4) assurances, in form acceptable to Landlord, as to all matters identified in any applicable provision of the Bankruptcy Code.

     12.4. NO RELEASE OF TENANT. Notwithstanding anything to the contrary contained in this Lease, and regardless of Landlord's consent, no assignment, encumbrance, subletting, transfer, lease or other permission for the use or occupancy of all or any part of the Premises shall, unless otherwise agreed by Landlord, release Tenant of Tenant's obligation to pay the Rent and other charges and to perform all other obligations to be performed by Tenant under this Lease. The acceptance of Rent and other charges by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment shall not be deemed consent to any subsequent assignment.

     12.5. TRANSFER OF LANDLORD'S RIGHTS. Landlord shall have the right to transfer and assign, in whole or in part, all and every feature of its rights and obligations hereunder and in the Premises. Such transfers or assignments, howsoever made, are to be fully binding upon and recognized by Tenant. Upon such transfer or assignment and the assumption of Landlord's obligations by the transferee, and subject to the provisions of Section 13.2 hereof, Landlord shall be relieved of all obligations under the Lease accruing subsequent to the date of transfer.

                                  ARTICLE 13.
                              GENERAL PROVISIONS

     13.1. ESTOPPEL CERTIFICATE. Tenant shall at any time, upon not less than ten (10) days after the giving of written notice by Landlord, execute, acknowledge and deliver to Landlord or to such person designated by Landlord, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, any uncured defaults on the part of Landlord hereunder, or specify such defaults if they are claimed, (iii) acknowledging that there are no offsets, counterclaims or defenses to the obligations of Tenant under the Lease, and (iv) certifying as to any other matters as may be reasonably requested by Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. If Tenant does not execute, acknowledge and deliver the statement referred to in this Section within time set forth above, the information set forth therein shall be deemed true and correct.

     13.2. LANDLORD'S LIABILITY. The term "LANDLORD," as used in this Lease, shall mean only the owner or owners at the time in question of fee title to the Premises. In the event of any transfer of such title or interest, Landlord shall be released from all liability as respects Landlord's obligations thereafter to be performed, provided that Landlord's obligations are assumed by Landlord's transferee.

     13.3. SEVERABILITY. The invalidity of any provision of this Lease, or of its application to any person or circumstance as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     13.4.   TIME OF ESSENCE.  Time is of the essence hereof.

     13.5. CAPTIONS. Article and Section captions are not a part of this Lease.

     13.6. INCORPORATION OF PRIOR AGREEMENTS. This Lease and the attached exhibits set forth all the agreements, terms, covenants and conditions between Landlord and Tenant concerning the Premises and there are no agreements, terms, covenants or conditions, oral or written, between them other than those herein contained. No amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless it is in writing and signed by each party.

     13.7.   LANDLORD DEFAULT; TENANT'S REMEDIES.

            (a) In the event of any default by Landlord in the observance or performance of any obligation on Landlord's part to be observed or performed under this Lease, Tenant shall give Landlord written notice specifying such default with particularity and Landlord shall thereupon have thirty (30) days in which to cure any such default; provided, however, that if the nature of such default is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within said thirty (30) days and thereafter diligently prosecutes the same to completion but in not event shall such cure period exceed ninety (90) days in the aggregate.
If Landlord fails to cure any such default after such notice and cure period, Tenant may, as its sole and exclusive remedy, commence an action against Landlord for specific performance.

            (b) If Landlord shall fail to perform any covenant, term or condition of this Lease required to be performed by Landlord, if any, and if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Premises and out of Rent receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Premises, and neither Landlord nor its partners, officers, directors, shareholders and lenders, nor their respective successors and assigns, shall be personally liable for any deficiency.

     13.8. NOTICES. All notices and demands hereunder shall be in writing, and shall be deemed to have been properly given or served as of (a) the date of personal delivery with acknowledgement of receipt; (b) three (3) business days after the same is deposited in the United States mail, prepaid, for delivery by registered or certified mail, return receipt requested; or (c) the first business day after the date delivered to a reputable overnight courier service providing proof of delivery. The initial addresses of Landlord and Tenant are set forth below:

     If to Landlord:  Grandchildren's Realty Alternative Management Program I
                      Limited Partnership
                      6425 Beach Road
                      Eden Prairie, Minnesota  55344
                      Attention:  Mr. Melvin L. Masters
                      Facsimile No:  (612) 941-8652
                      Confirmation No.:  (612) 943-9101

     With a copy to:  Popham, Haik, Schnobrich & Kaufman, Ltd.
                      3300 Piper Jaffray Tower
                      222 South Ninth Street
                      Minneapolis, Minnesota  55402
                      Attention:  L.J. Rotman, Esq.
                      Facsimile No.:  (612) 334-8888
                      Confirmation No.:  (612) 334-2675

     If to Tenant:    LaserMaster Corporation
                      7156 Shady Oak Road
                      Eden Prairie, Minnesota  55344
                      Attention:  General Counsel
                      Facsimile No.:  (612) 941-8687
                      Confirmation No.:  (612) 941-8652

     With a copy to:  Rider Bennett Egan & Arundel
                      2000 Metropolitan Centre
                      333 South Seventh Street
                      Minneapolis, Minnesota  55402
                      Attn:  Thomas J. Hoben, Esq.
                      Facsimile No.:  (612) 340-7900
                      Confirmation No.:  (612) 340-7951

Such addresses may be changed at any time or from time to time or additional notice parties added, by notice as above provided.

     13.9. WAIVERS. No waiver by Landlord of any provision of this Lease shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the amount then due shall be deemed to be other than on account of the earliest rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as payment be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such payment or pursue any other remedy in this Lease provided.

     13.10. RECORDING. Landlord agrees, upon Tenant's request, to execute a short form of this Lease, entitled Memorandum of Lease, a copy of which is annexed hereto as Exhibit "E" and Tenant may record the Memorandum of Lease at its expense. The provisions of this Lease shall control, however, in regard to any omissions from the Memorandum of Lease, or with respect to any provisions hereof which may be in conflict with the Memorandum of Lease. As a condition to Landlord's obligation to execute the Memorandum of Lease, Tenant will execute, acknowledge and deliver to Landlord an instrument in recordable form sufficient to discharge any such Memorandum of Lease (or of any modification thereof) of record. Such instrument shall be held in escrow by Chicago Title Insurance Company or another duly licensed title insurance company selected by Landlord pursuant to an escrow agreement reasonably satisfactory to Landlord, Tenant and Chicago Title Insurance Company or such other title insurance company selected by Landlord, which escrow agreement shall provide that such instrument shall only be released from escrow and placed of record upon the expiration or earlier termination of this Lease as asserted by Landlord.

     13.11. HOLDING OVER. Tenant shall surrender the Premises upon the expiration of the Lease Term or earlier termination of the Lease. Any holdover not consented to by Landlord in writing shall not result in a new tenancy or interest and, in such case, Landlord may treat Tenant as a trespasser. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Lease Term or the earlier termination hereof without the express written consent of Landlord, Tenant shall pay rent (for such holdover period) equal to the amount of one hundred fifty percent (150%) the amount of Rent and other charges actually paid by Tenant under this Lease during the last full Lease Year.

     13.12. CUMULATIVE REMEDIES. Except as expressly provided herein, no remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

     13.13. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant and Landlord shall be deemed both a covenant and a condition.

     13.14. BINDING EFFECT. This Lease shall bind and inure to the benefit of Landlord and Tenant and their respective permitted successors and assigns.

     13.15.  SUBORDINATION; ATTORNMENT AND NON-DISTURBANCE.

            (a) This Lease, at the option of Landlord or any of its lenders, shall be subordinate to any ground lease, mortgage or any other hypothecation for security and any renewals, future advances, modifications, consolidations, replacements and extensions thereof, provided Tenant's rights hereunder continue to be recognized so long as no Event of Default has occurred.

            (b) Provided Tenant's rights hereunder continue to be recognized so long as no Event of Default has occurred, Tenant shall execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, ground lease or other security device, as the case may be.

            (c) In the event of (i) a sale, assignment, ground lease, mortgage or other transfer of Landlord's interest in the Premises or any portion thereof or in this Lease; or (ii) any proceedings brought for the foreclosure of, the granting of a deed in lieu of foreclosure of or the exercise of the power of sale under any mortgage or security agreement made by Landlord covering the Premises or any portion thereof, and provided that such mortgagee or other transferee shall agree to recognize Tenant's rights hereunder so long as an Event of Default has not occurred, Tenant shall attorn to the mortgagee or other transferee and recognize such mortgagee or other transferee as Landlord under this Lease.

            (d) In the event Landlord desires to convey the Premises pursuant to a sale/leaseback transaction, Tenant shall upon Landlord's request agree to terminate this Lease and enter into a new lease upon the same terms and conditions as set forth herein.

            (e) Upon Tenant's written request, Landlord agrees to request from its mortgagee or other security holder whose interest in the Premises is superior to Tenant's interest therein a non-disturbance agreement which shall provide that in the event Landlord defaults under such mortgage or other security instrument, Tenant's possession of the Premises shall not be disturbed so long as Tenant is not in breach of or Default of this Lease. Landlord shall not be liable or responsible for any fees or expenses charged by such mortgagee or security holder in attempting to secure such non-disturbance agreement. Further, such mortgagee's or security holder's failure or refusal to execute a non-disturbance agreement shall not be deemed to be a breach or default of this Lease by Landlord.

     13.16. ATTORNEY'S FEES. If Landlord retains an attorney to enforce the terms of or determine rights under this Lease, Landlord shall be entitled to recover reasonable costs, attorneys' fees and expenses, including those incurred at the appellate level. In the event that Landlord fails to fulfill its obligations hereunder and Tenant commences an action against Landlord under
Section 13.7(a) hereof, the party prevailing in such action shall be entitled to its reasonable attorneys' fees and expenses.

     13.17. CORPORATE AUTHORITY. Each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant, in accordance with a duly adopted resolution, and that this Lease is binding upon Tenant in accordance with its terms. Tenant shall, contemporaneous with the execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of Tenant authorizing or ratifying the execution and delivery of this Lease.

     13.18. NO JOINT VENTURE. Landlord and Tenant, by entering into this Lease or consummating the transactions contemplated hereby, shall not be considered partners or joint venturers.

     13.19. QUIET ENJOYMENT. Provided Tenant pays the Rent herein recited and performs all of Tenant's other covenants and agreements herein contained, Landlord covenants that Tenant shall peacefully have, hold and enjoy the Premises, subject to all the other provisions herein contained.

     13.20. MORTGAGE FINANCING. In the event Landlord desires to obtain mortgage financing and Landlord's mortgagee or mortgagees request certain modifications or amendments to this Lease, then Tenant, on not less than twenty
(20) days advance notice, agrees to execute such modifications or amendments as required. Notwithstanding the foregoing, Tenant shall not be required to execute any modifications or amendments to this Lease which shall modify the provisions of this Lease relating to the amount of Rent or other charges to be paid by Tenant, the size of the Premises, the duration of the term of this Lease, or otherwise subject Tenant to additional cost or expense. Tenant agrees to cooperate with Landlord's efforts in obtaining said mortgage financing.

     13.21. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute and be construed as one and the same instrument.

     13.22. BROKERS. In connection with this Lease, Landlord and Tenant each warrant and represent that they know of no person who is or might be entitled to a commission, finder's fee or other like payment in connection herewith, and each party hereto does hereby indemnify and agree to hold the other harmless from and against any and all loss, liability and expenses that such other party may incur should such warranty and representation prove incorrect.

     13.23. FINANCIAL STATEMENTS. Tenant shall deliver to Landlord (a) within 120 days after the end of each calendar year annual audited operating statements for Tenant and a copy of the balance sheet of Tenant as of the end of such year, and related statements of income and retained earnings and changes in financial position for such year, and (b) such other information as Landlord may from time to time reasonably request. All financial statements of Tenant delivered to Landlord shall be true and correct in all respects, shall be prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial condition of the subject thereof as of the dates thereof. None of the aforesaid financial statements, or any certificate or statement furnished to Landlord by or on behalf of Tenant in connection with the transactions contemplated hereby, shall contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein or herein not misleading.

     13.24. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Lease is or will be made and delivered in the State and shall be governed by and construed and interpreted in accordance with the laws of the United States of America and the State, without regard to principles of conflict of laws. All judicial actions, suits or proceedings brought by or against Landlord or Tenant with

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respect to its rights, obligations, liabilities or any other matter under or arising out of or in connection with this Lease or any transaction contemplated hereby or for recognition or enforcement of any judgment rendered in any such proceedings shall be brought in any state or federal court in the State. By execution and delivery of this Lease, Landlord and Tenant accept, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and irrevocably agree to be bound by any final judgment rendered thereby in connection with this Lease or any transaction contemplated hereby from which no appeal has been taken or is available. Tenant and Landlord each hereby irrevocably waive any objections, including without limitation any objection to the laying of venue or based on the grounds of forum non conveniens, which either may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Tenant and Landlord acknowledge that final judgment against it in any action, suit or proceeding referred to in this Section shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the same.

     13.25. "AS IS" LEASE. Notwithstanding anything to the contrary herein contained, Tenant expressly understands, acknowledges and agrees that the lease of the Premises shall be made by Landlord to Tenant on an "as is, where is" basis, and "with all faults," and Tenant acknowledges that Tenant has agreed to lease the Premises in its present condition and that Tenant is relying solely on its own examination and inspections of the Premises and not on any statements or representations made by Landlord or any agents or representatives of Landlord. Additionally, Tenant hereby acknowledges that, Landlord makes no warranty or representation, express or implied, or arising by operation of law, including, but in no way limited to, any warranty of condition, habitability, merchantability, or fitness for a particular purpose of the Project, the Premises or any portion thereof. Landlord hereby specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future, of, as to, or concerning: (a) the nature and condition of the Project, the Premises or any part thereof, including but not by way of limitation, as to its water, soil or geology, or the suitability thereof, for any and all activities and uses which Tenant may elect to conduct thereon, or any improvements Tenant may elect to construct thereon, or any income to be derived therefrom or expenses to be incurred with respect thereto, or any obligations or any other matter or thing relating to or affecting the same; (b) the absence of any Hazardous Substances on, in or under the Project on, in or under any land adjacent to or abutting the Land; (c) the manner of construction or condition or state of repair or lack of repair of the Project; (d) the nature or extent of any easement, restrictive covenant, right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or other similar matter pertaining to the Project, the Premises or any portion thereof; and (e) the compliance of the Project, the Premises or the operation of the Project, the Premises or portion thereof with any Legal Requirements.

     13.26. THIRD PARTY BENEFICIARY. There are no third party beneficiaries of this Lease, intended or otherwise.

     13.27. ORIGINAL LEASE. Landlord and Tenant agree that the obligations of Landlord and Tenant under the Original Lease with respect to adjustments for estimated Impositions and Operating Expenses with respect to the period prior to the Commencement Date shall be made prior to May 31, 1996 and shall survive the execution and delivery of this Lease.

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

     13.28. GUARANTY. Contemporaneous with the execution and delivery of this Lease, Tenant shall cause LaserMaster Technologies, Inc. to execute and deliver to Landlord that certain Guaranty of even date herewith.

     IN WITNESS WHEREOF, Tenant and Landlord have executed this Lease as of the date set forth above.

                                    "LANDLORD"

                         GRANDCHILDREN'S REALTY
                         ALTERNATIVE MANAGEMENT PROGRAM I
                         LIMITED PARTNERSHIP,
                         a Minnesota limited partnership

                         By TimeMasters, Inc.,
                         a Minnesota corporation
                         Its General Partner



                         By /s/ Melvin L. Masters
                           ---------------------------------------
                            Melvin L. Masters
                            Its President


                                    "TENANT"

                         LASERMASTER CORPORATION,
                         a Minnesota corporation



                         By /s/ Robert J. Wenzel
                            ---------------------------------------
                              Its President

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